EXHIBIT 3.2

BYLAWS

OF

STREAM FLOW MEDIA, INC.

Article I. Offices

The principal office of the Corporation shall initially be located in Charlotte, North Carolina, and the board of directors may change the address of the registered office from time to time. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the board of directors, and may also have offices at such other places, both within and without the State of Colorado as the board of directors may from time to time determine or the business of the corporation may require.

Article II. Stockholders

Section 1.

Annual Meeting. The annual meeting of the stockholders shall be held on January 25th in each year, beginning with the year 2014, at the hour of 9:00 a.m., or at such other time on such other day within such month as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may lawfully come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Colorado, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment of such, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

Section 2.

Special Meetings.  Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, unless otherwise prescribed by statute, by the president or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption). In addition, when required by applicable law, a special meeting of stockholders shall be called by the president at the written request of stockholders holding 10% or more of the outstanding shares of the Corporation.

Section 3.

Place of Meeting.  Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Colorado, as may be designated from time to time by the board of directors, or, if not so designated, then at the principal office of the corporation in the state of Colorado.

Section 4.

Notice of Meeting.  Except as otherwise provided by law or the Articles of Incorporation, written notice of each meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and, in the case of a special meeting, purpose or purposes of the meeting.

Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.  Notice of any meeting shall be mailed by first class mail to each stockholder of record at his or her last postal address as shown by the records of the corporation, and the giving of the notice shall be deemed complete as to each stockholder when the same is deposited in the United States mail. When any notice is not received by a stockholder because of his or her failure to advise the corporation of his or her correct mailing address, or his or her failure to notify the corporation of a change in his or her mailing address, or for any other reason beyond the control of the corporation, such failure shall not affect the sufficiency of the notice to such person.

Section 5.

Fixing of Record Date.  For the purposes of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment of such, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall, subject to applicable law, not be more than 70 nor less than 10 days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the board of directors may fix a new record date for the adjourned meeting.

Section 6.

Voting Record.  The officer or agent having charge of the stock transfer books shall prepare and make, at the earlier of 10 days before each meeting of stockholders or 2 business days after notice of the meeting has been given, a complete list of the stockholders entitled to vote at said meeting, or any adjournment thereof, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period beginning the earlier of 10 days before such meeting or 2 business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, in a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.  The original stock transfer books shall be the prima facie evidence as to who are the stockholders entitled to examine the record or transfer books and to vote at any meeting of stockholders.

Section 7.

Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

If a quorum is present, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater proportion or number or voting by classes is required by law or by the Articles of Incorporation or by these Bylaws.

Section 8.

Proxies.  Every person entitled to vote at any meeting of stockholders shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Colorado law. An agent so appointed need not be a stockholder. No proxy shall be voted after one (1) year from its date of creation unless the proxy provides for a longer period.

Section 9.

Voting of Shares.  Pursuant to the Articles of Incorporation, each outstanding Class B Common Share entitled to vote shall be entitled to one vote and each Class A Common and Preferred Share entitled to vote shall be entitled to 10 votes, except in the election of directors, upon each matter submitted to a vote at a meeting of stockholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.  Each record stockholder entitled to vote in the election of directors has the right to vote all of the stockholder’s votes for as many persons as there are directors to be elected and for whose election the stockholder has a right to vote.

Section 10.

Voting of Shares by Certain Holders.  The following may not be voted, directly or indirectly, at any meeting or counted in determining the total number of outstanding shares at any given time:  (a) treasury shares; and (b) shares of the Corporation’s own stock held by another corporation if the majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation.

Shares standing in the name of another corporation may be voted by a duly authorized officer, agent or proxy of such corporation.

The Corporation is entitled to reject a vote, consent, waiver, proxy appointment, or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the stockholder.

Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to stockholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefore, unless other provision has been made in respect of such redemption.

Section 11.

Informal Action by Stockholders.  Unless otherwise provided in the Articles of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Article III. Board of Directors

Section 1.

General Powers.  The powers of the corporation shall be exercised, its business conducted and its property controlled by the board of directors, except as may be otherwise provided by statute or by the Articles of Incorporation.

Section 2.

General Standards of Care.

 (a) Each director shall perform the duties of a director, including duties as a member of any committee of the Board on which the director may serve, in good faith, in a manner such director believes to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

 (b) In performing his or her duties, each director shall be entitled, so long as in any such case he or she acts in good faith after reasonable inquiry when the need for it is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted, to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by the following:

(1) One or more officers or employees of the corporation whom the director believes to be reliable and competent in the matters presented;

(2) Counsel, independent accountants, or other persons as to matters that the director believes to be within such person's professional or expert competence; or

(3) A committee of the Board on which the director does not serve, as to matters within its designated authority, which committee the director believes to merit confidence.

 (c) A person who performs the duties of director in accordance with paragraphs (a) and (b), above, shall have no liability based on any alleged failure to discharge the person's obligation as a director.

Section 3.

Number, Tenure and Qualifications.  The authorized number of directors of the corporation shall be fixed from time to time by the Board of Directors, provided that the number of directors not be less than one nor more than 9.  Directors need not be residents of the state of Colorado or stockholders unless so required by the Articles of Incorporation. All directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these bylaws.

Section 4.

Regular Meetings.  A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place, either within or without the state of Colorado, for the holding of additional regular meetings without other notice than such resolution.

The annual meeting of the board of directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the board of directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it. Unless otherwise restricted by the Articles of Incorporation, regular meetings of the board of directors may be held at any time or date and at any place within or without the State of Colorado that has been designated by the board of directors and publicized among all directors. No formal notice shall be required for regular meetings of the board of directors.

Section 5.

Special Meetings.  Unless otherwise restricted by the Articles of Incorporation, special meetings of the board of directors may be held at any time and place within or without the State of Colorado whenever called by the President or any two of the directors.  If there are two or fewer directors, any director may call a special meeting of the Board of Directors.

Section 6.

Notice.  Notice of the time and place of all meetings of the board of directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least 24 hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least 2 days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.

Quorum.  A majority of the number of directors fixed by section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Unless the Articles of Incorporation requires a greater number and except as otherwise provided in these bylaws, a quorum of the board of directors shall consist of a majority of the exact number of directors fixed from time to time by the board of directors in accordance with the Articles of Incorporation; PROVIDED, HOWEVER, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the board of directors, without notice other than by announcement at the meeting.

Any member of the board of directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 8.

Manner of Acting.  At each meeting of the board of directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Articles of Incorporation or these bylaws.

Section 9.

Action Without Meeting.  Unless otherwise restricted by the Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the board of directors or committee.

Section 10.

Vacancies.  Unless otherwise provided in the Articles of Incorporation, any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the board of directors shall be deemed to exist under this bylaw in the case of the death, removal or resignation of any director.

Section 11.

Compensation.  Directors shall be entitled to such compensation for their services as may be approved by the board of directors, including, if so approved, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the board of directors and at any meeting of a committee of the board of directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 12.

Presumption of Assent.  A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the secretary of the meeting before the adjournment of such or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 13.

Transactions With Corporation and Conflicts of Interest.  No contract or other transaction between the corporation and one or more of its directors or between the corporation or any other corporation, partnership, voluntary association, trust, or other organization of which any of its directors is a director or officer or in which he or she has any financial interest shall be void or voidable for this reason or because any such director is present at or participates in the meeting of the board of directors or of the committee thereof that authorizes the contract or transactions or because his or her vote is counted for such purpose (a) if the material facts as to the contract or transaction and as to his or her relationship or interest are disclosed to the board of directors or such committee and the board of directors or such committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors even though the disinterested directors be less than a quorum or (b) if the material facts as to the contract or transaction and as to his or her relationship or interest are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders or (c) if the contract or transaction is fair and reasonable as to the corporation as of the time it is authorized, approved, or ratified by the board of directors, such committee, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof that authorizes the contract or transaction.

Section 14.

Committees.  The Board of Directors may, by resolution adopted by a majority of the number of directors fixed in accordance with Section 3 of this Article III, designate from among its members an executive committee and one or more other committees.  Each committee may, to the extent provided in the resolution of the Board and except as may be limited by statute, exercise all of the authority of the Board of Directors.  Such delegation of authority shall not relieve the Board or any member thereof from any responsibility imposed by law.

Regular meetings of any such committee may be held without notice at such times and places as the committee may fix from time to time by resolution.  Special meetings of any such committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, such notice may be given by mail, telegram, telecopy, or telephone to each director.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the member of the committee at his business address or place of residence.

Article IV. Officers

Section 1.

Officers.  The officers of the corporation shall include, if and when designated by the board of directors, the President, one or more Vice Presidents, the Secretary, and the Treasurer, all of whom shall be elected at the annual organizational meeting of the board of directors. The board of directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The board of directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the board of directors.

Section 2.

Election and Term of Office.  The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon after that as conveniently may be. All officers shall hold office at the pleasure of the board of directors and until their successors shall have been duly elected and qualified, unless sooner removed.

Section 3.

Removal.  Any officer elected or appointed by the board of directors may be removed at any time by the board of directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.

Vacancies.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the board of directors, for the unexpired portion of the term.

Section 5.

President.  The president shall preside at all meetings of the stockholders and at all meetings of the board of directors.  The president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. The president shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers, as the board of directors shall designate from time to time.

Section 6.

Vice-Presidents.  The vice presidents may assume and perform the duties of the president in the absence or disability of the president or whenever the office of president is vacant. The vice presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the board of directors or the president shall designate from time to time.

Section 7.

Secretary.  The secretary shall attend all meetings of the stockholders and of the board of directors and shall record all acts and proceedings thereof in the minute book of the corporation. The secretary shall give notice in conformity with these bylaws of all meetings of the stockholders and of all meetings of the board of directors and any committee thereof requiring notice. The secretary shall perform all other duties given him in these bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers, as the board of directors shall designate from time to time. The president may direct any assistant secretary to assume and perform the duties of the secretary in the absence or disability of the secretary, and each assistant secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the board of directors or the president shall designate from time to time.

Section 8.

Treasurer.  Unless some other officer has been elected chief financial officer of the corporation, the treasurer shall be the chief financial officer of the corporation and shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the board of directors or the president. The treasurer, subject to the order of the board of directors, shall have the custody of all funds and securities of the corporation. The treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the board of directors or the president shall designate from time to time. The president may direct any assistant treasurer to assume and perform the duties of the treasurer in the absence or disability of the treasurer, and each assistant treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the board of directors or the president shall designate from time to time.

Article V. Contracts, Checks and Authority

The board of directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the board of directors shall authorize so to do by a resolution of the Board of Directors.

All funds of the Corporation not otherwise employed may be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of Directors may select.

Unless authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Article VI. Certificates for Shares and Their Transfer

Section 1.

Certificates for Shares.  The board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the Corporation.  Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the board of directors, or the president or any vice president and by the treasurer or assistant treasurer or the secretary or assistant secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued, including the name of the Corporation, the fact that the Corporation is organized or incorporated under the laws of the State of Colorado, the name of the person to whom the shares are issued, the number of shares represented thereby, the date of issue, and the par value of the shares represented thereby or a statement that such shares are without par value, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any stockholder upon request without charge.   The certificate number, the name of the person to whom the shares are issued, the date of issue and the number of shares issued, shall be entered on the stock transfer books of the Corporation.  The certificates shall be signed by: (a) the president, and by (b) the secretary, an assistant secretary, the treasurer or an assistant treasurer.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 2.

Transfer of Shares.  Upon compliance with any provisions restricting the transfer or registration of transfer of shares of stock, if any, and applicable statutory requirements, registration of transfers of shares of the stock of the Corporation shall be made on the books of the Corporation, upon the surrender and cancellation of a certificate for a like number of shares.

 The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by applicable law.

Section 3.

Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any person whether or not it shall have express or other notice thereof.

Section 4.

Transfer Agents, Registrars and Paying Agents.  The Board may, at its discretion, appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation.  Such agents and registrars may be located either within or outside Colorado.  They shall have such rights and duties, and shall be entitled to such compensation, as may be agreed.

Article VII. Dividends

Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation and applicable law, if any, may be declared by the board of directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation and applicable law.

Article VIII. Indemnification of Directors and Officers

Section 1.

Officers and Directors.  Each director and officer of the corporation now or hereafter serving as such, shall be indemnified by the corporation against any and all claims and liabilities to which he or she has or shall become subject by reason of serving or having served as such director or officer, or by reason of any action alleged to have been taken, omitted, or neglected by him or her as such director or officer; and the corporation shall reimburse each such person for all legal expenses reasonably incurred by him or her in connection with any such claim or liability, provided, however, that no such person shall be indemnified against, or be reimbursed for any expense incurred in connection with, any claim or liability arising out of his or her own willful misconduct or gross negligence.

The amount paid to any officer or director by way of indemnification shall not exceed his or her actual, reasonable, and necessary expenses incurred in connection with the matter involved, and such additional amount as may be fixed by a committee of not less than 1 nor more than 3 persons selected by the board of directors, who shall be stockholders of the corporation, but not officers or directors. Any determination so made shall be prima facie evidence of the reasonableness of the amount fixed and binding on the indemnified officer or director.

Section 2.

Definition of “Director”.  The term “director” for purposes of this Article means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, other person, or employee benefit plan.  A director shall be considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.  The term “director” included, unless the context otherwise requires, the estate or personal representative of a director.

Section 3.

Non-Exclusivity of Rights. The right of indemnification hereinabove provided for shall not be exclusive of any rights to which any director or officer of the corporation may otherwise be entitled by law.

Section 4.

Insurance.  The Corporation may purchase and maintain insurance for itself and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, other person, or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

Article XI. Miscellaneous

Section 1.

Waiver of Notice.  Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these bylaws or under the provisions of the Articles of Incorporation or required by law, a waiver in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 2.

Amendments.  Subject to any specific provision herein with respect to alteration or amendment of a particular bylaw, these bylaws may be altered or amended or new bylaws adopted by the affirmative vote of a majority of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The board of directors shall also have the power to adopt, amend, or repeal bylaws.

Section 3.

Seal.  The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 4.

Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January and end on the last day of the next December, unless otherwise determined by a resolution of the Board of Directors.

CERTIFICATE

I hereby certify that the foregoing Bylaws, consisting of 14 pages, constitute the Bylaws of Stream Flow Media, Inc., adopted by the Board of Directors of the Corporation as of June 27, 2013.

BOARD OF DIRECTORS:

/s/ Gregory Galanis

Gregory Galanis – Sole Director